Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-166322, 333-124448, 333-51173, 333-87260, 333-133717, 333-103734, 333-95919 and 033-64071, 333-133716, 333-103736, 333-95925 and 033-64075, 033-58865, 333-95909, 333-115350, 333-144994, and the Registration Statement on Form S-3 (No. 333-159008) of Fortune Brands, Inc. of our report dated February 23, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

February 23, 2011